WEINBERG & COMPANY, P.A.
----------------------------
Certified Public Accountants




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




We hereby consent to the use in the Form SB-2 Registration Statement, of Advanced Communication Technologies, Inc., our report dated October 19, 2001 relating to the consolidated balance sheet for the year ended June 30, 2001 and the related statements of operations, changes in stockholders equity, and cash flows for the years ended June 30, 2001 and 2000 of Advanced Communications Technologies, Inc. which appear in such Form SB-2, and to the reference to our Firm under the caption "Experts" in the Prospectus.






                                        /s/ WEINBERG & COMPANY, P.A.
                                        Certified Public Accountants



Boca Raton, Florida
March 4, 2002

        Town Executive Center                    1875 Century Park East
     6100 Glades Road - Suite 314                      Suite 700
      Boca Raton, Florida  33434             Los Angeles, California  90067
       Telephone (561) 487-5765                   Telephone (310) 407-5450
       Facsimile (561) 487-5766                   Facsimile (310) 407/5451

            Email: weinacctg@aol.com + Website: www.cpaweinberg.com American Institute of CPA's\Division for CPA Firms SEC Practice Section